Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated May 6, 2021, relating to the balance sheets of Crescent Acquisition Corp as of December 31, 2020 and 2019, and the related statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

July 16, 2021